Exhibit 10.20

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE HONEST COMPANY, INC. TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT ONE

This Amendment One (“Amendment”) to the Logistics Services Agreement by and between Ozburn-Hessey Logistics, LLC d/b/a OHL (“OHL”) and The Honest Company (“CLIENT”) collectively referred to as the (“Parties”), dated as of January 31, 2014 (“Agreement”) is made and entered into as of[this 7th day of March, 2014.

Whereas OHL and CLIENT desire to amend the Agreement for the purposes of commencing operations of e-commerce activities i.e. (Phase 1) on an expected initial receiving date of March 24, 2014 and an expected shipping date no later than April 7, 2014. The expected implementation completion date of the full solution (Phase 2) is June, 9, 2014. Additionally, OHL agrees to support CLIENT in fulfilling its initial order with Target, with an expected ship date of May 1, and the Parties will review agree to scope and space needs in good faith.

Now, therefore, in consideration of the premises and mutual covenants set forth herein, the Parties agree as follows:

1. Exhibit-B, [***]

2. Exhibit-B, Rates – [***]

3. Exhibit-A Scope of Work, “Forecast”—OHL and CLIENT agree to establish on hand inventory levels and order volumes for the Phase 1 ramp up in which OHL will be utilizing manual operational processes prior to the full implementation. The order profile will include the full range of e-commerce SKU categories.

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4. For Phase 1, the Parties agree to have the [***] EDI files completed and in place. All other EDI files and retailer ASNs listed in the Agreement will be included in Phase 2. OHL shall provide daily reports to CLIENT in lieu of the additional EDI transactions, including but not limited to a daily inbound receiving report. The detailed scope will also be outlined in the FSD (Functional Specification Document) which is being drafted by the Parties.

5. Exhibit-A, Scope of Work, “Service Level Agreements” – During the Phase 1 startup, OHL will have a [***] grace period on all SLA’s with the exception of the “Critical SLA”, which would be adhered to as stated in the current Agreement. CLIENT understands that this adherence will mandate the use of a 100% audit process, at additional cost. Beginning [***], the “Start Up” SLAs will apply until [***].

6. The Parties agree to adhere to [***] timelines outlined in Exhibit A attached hereto.

All other terms of the Agreement not specifically stated or amended herein remain unchanged.

In witness whereof, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives.

Ozburn-Hessey Logistics, LLC	The Honest Company

/s/ Randy Tucker	/s/ David Parker
Randy Tucker, President Contract Logistics and Transportation Management
David Parker, CFO
Name and Title
Date: 03/11/2014	Date: 3/17/2014

Exhibit A

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